SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  June 9, 2010

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

 STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2010, the Compensation Committee of the Board of Directors of MTR Gaming Group, Inc. (the “Company”) approved amendments to the employment agreements of Robert J. Norton, the Chief Operating Officer of the Company, and John W. Bittner, the Executive Vice President of Finance and Accounting of the Company.  Pursuant to such amendments, Mr. Norton will receive a severance payment equal to 24 times his monthly base salary and Mr. Bittner will receive a severance payment equal to 18 times his monthly base salary, in each case in the event of a termination of the employment of such executive officer by the Company without cause within one year of a change of control of the Company.  In addition, the Compensation Committee approved the grant of 50,000 restricted stock units to David R. Hughes, the Corporate Executive Vice President and Chief Financial Officer of the Company, and 25,000 restricted stock units to Mr. Bittner.  The restricted stock units will vest in three equal annual installments beginning on the first anniversary of the date of grant and will vest immediately upon the consummation of a change of control of the Company.

Item 8.01.          Other Events.

As part of the Company’s ongoing evaluation of compensation policies and officer and director compensation, the Board of Directors approved the payment of (i) an annual stipend of $32,000 payable to the Company’s non-employee directors and (ii) an additional annual stipend of $65,000 payable to the chairman of the Board of Directors, beginning July 1, 2010.  The Board of Directors also approved the payment of an annual stipend of $3,750 to non-employee director members of the Company’s Compensation, Nominating, Compliance and Finance Committees; members of the Audit Committee will be entitled to an annual stipend of $7,500.  The chairmen of the Compensation, Nominating, Compliance and Finance Committees will be entitled to a $7,500 annual stipend and the chairman of the Audit Committee will be entitled to a $15,000 annual stipend.

The Board of Directors also approved the grant of 30,000 restricted stock units to each of the Company’s non-employee directors, subject to the approval of a new long-term incentive plan by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on August 5, 2010.  Such restricted stock units will vest immediately and will be delivered upon the date that is the earlier of the date of termination of service on the Board of Directors or the consummation of a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/S/ JOHN W. BITTNER
John W. Bittner
Executive Vice President of Finance and Accounting and Principal Accounting Officer
Date: June 15, 2010